UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 3, 2013, Elliott Associates, L.P. and Elliott International, L.P. issued the following press release:

ELLIOTT COMMENTS FURTHER ON ISS ENDORSEMENT OF FULL SLATE OF NOMINEES TO THE BOARD OF HESS

ISS Provides a Principled and Unbiased Endorsement of Independent Shareholder Nominees

ISS Joins Glass Lewis in Recommending Hess Shareholders Vote on the GREEN Proxy Card to Elect All Shareholder Nominees

New York (May 3, 2013) — Elliott Management Corporation (“Elliott”), one of the largest shareholders of Hess Corporation (NYSE: HES), commented further on the recommendation from ISS advising Hess shareholders to vote on the GREEN proxy card to support all of Elliott’s independent nominees: Rodney Chase, Harvey Golub, Karl Kurz, David McManus and Mark Smith.  ISS recommended that Hess shareholders “DO NOT VOTE” on the Company’s white proxy card.

John Pike, Senior Portfolio Manager at Elliott, said, “We are very pleased by the support from ISS, an enormously well respected, principled and unbiased shareholder advisory firm.”

Mr. Pike continued, “The endorsement from both ISS and Glass Lewis, the other premier independent proxy advisory firm, of a full slate of shareholder nominees is exceedingly rare.  It makes the case, yet again, that after years of unrelenting underperformance — it’s time for a change at Hess.  Only truly independent nominees can bring the insight and expertise to reassess Hess with clear eyes, bring accountability to the boardroom, and help unlock the value that has been buried within the Company.”

ISS Report Details Ongoing Problems at Hess and Recommends for Independent Nominees

In its report, ISS points out that shareholder returns during John Hess’s tenure as CEO have been abysmal:

“In the years leading up to the contest, Hess has substantially underperformed most of its peers.  Despite the board’s claim that a strategic turnaround begun in January 2010 has been responsible for the performance improvements in recent months, the stock lagged peers significantly through the date in January 2013 when Elliott announced it would run a contest.  For the three-year period prior to Elliott’s initial announcement it would nominate directors, Hess delivered an anemic 1.7% total shareholder return.  This was 45 percentage points worse than the median of its peers, at 46.6%, and 44 percentage points worse than the S&P 500 index, at 46.2%.  The five year period leading up to the Elliott announcement is slightly more grim on a relative basis, and far worse on an absolute basis. Hess shareholders lost 32.3% of value over the five-year period, performance which was 59 percentage points worse than peer group median, at 26.8%, and 56 percentage points worse than the S&P 500, at 24.1%.”

ISS also discussed the abject lack of capital discipline and history of poor execution at Hess:

“Given the company’s track record of losses in the Eagle Ford — $771 million by the time the company decided to exit the play — due to higher-than-expected costs and unanticipated additional capital expenditures, shareholders may well have concerns about the verifiable fact that drilling costs are significantly higher than peers, and the unsubstantiated and apparently unlikely assertion that shareholders are making it all up on volume.”

And the report called into question the sudden introduction of Hess’s new slate of directors:

“The board has framed the recent strategic announcements as the third phase of a multi-year transformational strategy simply accelerated, not prompted, by the proxy contest. But this seems belied by others of the boards’ own actions, most notably the sweeping replacement of an entire class of directors—but only the class standing for election in this proxy contest.  If the new nominees bring skills and experience critical to guiding the company through this purportedly pre-existing strategy, why, shareholders might well wonder, are they only being brought onto the board three years into the “transformation” process? Why wouldn’t a board recruit such directors at the start not just of the execution, but of the design, of such a transformational strategic plan, when their skills and experience—sorely lacking on the board to that point—are so critical to the plan itself?”

ISS also highlighted the independence of the shareholder nominees, in contrast with the Hess slate:

“What distinguishes the slates on this issue, instead, is that the new management nominees appear to have already committed, as a condition of being nominated, to supporting the incumbent board’s rejection of the idea, while the dissident nominees have only agreed that this is one of a number of proposals they would consider, once inside the boardroom and with access to the appropriate data, to improve management focus and durably increase shareholder value.”

ISS concluded its report by recommending that Hess shareholders vote their GREEN proxy card for the slate of independent shareholder nominees:

“As the dissident nominees appear to have more relevant, robust experience—particularly boardroom experience—than the management nominees, but also do not owe any allegiance to the incumbent CEO and directors for their nominations, shareholder support for the dissident slate is warranted.”

If you have any questions, require assistance with submitting your consents on the GREEN proxy card or need additional copies of the proxy materials, please contact:

Okapi Partners LLC

Bruce H. Goldfarb / Patrick J. McHugh/Geoff Sorbello

(212) 297-0720

(877) 796-5274 (toll-free)

hess@okapipartners.com

For additional information, please visit www.ReassessHess.com.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) on April 3, 2013.  Stockholders are advised to read the definitive proxy statement, and other materials filed with the SEC, because they contain important information concerning Elliott’s solicitation of proxies for the 2013 Hess Annual Meeting of Stockholders, including information concerning the participants in that solicitation.  These materials are available for no charge at the SEC’s website at www.sec.gov or by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Management:

Elliott’s two funds, Elliott Associates, L.P. and, Elliott International, L.P., together have more than $21 billion of assets under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

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Media Contact:	Investor Contact:

Elliot Sloane	Bruce H. Goldfarb/ Pat McHugh/Geoff Sorbello
Sloane & Company	Okapi Partners LLC
(212) 446-1860	(212) 297-0720
(646) 623-4819 (cell)	info@okapipartners.com

John Hartz
Sloane & Company
(212) 446-1872
(718) 926-3503 (cell)